SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)


                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

COMMON STOCK-EARL SCHEIB

          GIL II, LTD.
                                 9/26/97           10,000             8.0000
          GABELLI INTERNATIONAL LTD
                                 9/26/97           10,000             8.0000
          GABELLI FUNDS, INC.
               THE GABELLI SMALL CAP GROWTH FUND
                                 9/26/97           70,000             8.0500
          GAMCO INVESTORS, INC.
                                 9/26/97           72,000             8.0000
          GAMCO INVESTORS, INC.
                                 9/26/97           32,700             8.0000
                                 9/25/97            4,400             8.0000




















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE AMERICAN STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.






                                       30